                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: May 23, 2001
                       (Date of earliest event reported)


                      FIRST HORIZON ASSET SECURITIES INC.
            (Exact name of Registrant as specified in its charter)


      Delaware                     333-47798                   75-2808384
(State of Incorporation)      (Commission File No.)         (I.R.S. Employer
                                                           Identification No.)



  4000 Horizon Way
  Irving, Texas                                                   75063
(Address of Principal executive offices)                        (Zip Code)


      Registrant's Telephone Number, Including Area Code: (214) 441-4000

Item 5.   Other Events.
          ------------

     Reference is hereby made to the Registrant's Registration Statement on Form S-3 (File No. 333-47798) filed with the Securities and Exchange Commission (the "Commission") on October 12, 2000, as amended by Amendment No. 1 thereto filed with the Commission on December 22, 2000, and as further amended by Amendment No. 2 thereto filed with the Commission on January 5, 2001 (as so amended, the "Registration Statement"), pursuant to which the Registrant registered $1,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus and the related Prospectus Supplement (collectively, the "Prospectus"), which will be filed with the Commission pursuant to Rule 424(b)(5), with respect to the Registrant's Mortgage Pass-Through Certificates, Series 2001-3 (the "Offered Securities").

     The Registrant is filing this Current Report on Form 8-K/A to amend and restate that certain Current Report on Form 8-K dated as of May 23, 2001 (the "Original Current Report") and the related Form SE (the "Original Form SE"), each of which were filed with the Commission on May 24, 2001. This Current Report on Form 8-K/A and the related Form SE supersede the Original Current Report and the Original Form SE.

     The Registrant is filing this Current Report on Form 8-K/A to provide prospective investors with certain materials which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which materials is a condition of the relief granted in such letters (such materials being the "Computational Materials"). The Computational Materials set forth in
Exhibit 99.1 were prepared solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Computational Materials set forth in Exhibit 99.2 were prepared solely by First Tennessee Capital Markets, a division of First Tennessee Bank National Association, each in connection with the offering of the Offered Securities, and the Registrant did not prepare or participate in the preparation of the Computational Materials. The Computational Materials are being filed with the Commission simultaneously herewith under cover of Form SE.

     The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Offered Securities. The actual features of the Offered Securities and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

     Due to the preliminary nature of the collateral and security information used in preparing the Computational Materials, no assurance can be given as to either the Computational Materials' or the underlying assumptions' accuracy, appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These

Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

     Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials.

     Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Offered Securities may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

     Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

     Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits

          Exhibit No.    Description
          -----------    -----------

               99.1 Computational Materials prepared by Merrill Lynch, Pierce, Fenner & Smith Incorporated
               99.2 Computational Materials prepared by First Tennessee Capital Markets

                                  Signatures
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date first written above has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                            FIRST HORIZON ASSET SECURITIES INC.



                            By:  /s/ Wade Walker
                               --------------------------------------------
                                    Wade Walker
                                    Senior Vice President - Asset Securitization

Dated:  May 25, 2001